Exhibit 23.2

KPMG LLP Suite 3800 1300 South West Fifth Avenue Portland, OR 97201

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated February 21, 2025, with respect to the consolidated financial statements of FormFactor, Inc., and the effectiveness of internal control over financial reporting, incorporated herein by reference.

/s/ KPMG, LLP
Portland, Oregon
August 5, 2025